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                                                                    EXHIBIT 99.3

(ASHFORD HOSPITALITY TRUST LOGO)


                                                                   NEWS RELEASE


Contact:  Douglas Kessler                     Tripp Sullivan
          COO and Head of Acquisitions        Corporate Communications, Inc.
          (972) 490-9600                      (615) 254-3376


                 ASHFORD HOSPITALITY TRUST COMPLETES ACQUISITION
                       OF HOTEL PORTFOLIO FOR $50 MILLION

DALLAS - (October 9, 2003) - Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed on the acquisition of a five-property, 894-suite portfolio of Embassy Suites Hotels(R) and Doubletree Guest Suites(R) hotels from FelCor Lodging Trust (NYSE: FCH) for $50.0 million in cash.

The five-hotel portfolio consists of: the 229-suite Embassy Suites in Phoenix, Arizona; the 215-suite Embassy Suites in Syracuse, New York; the 119-suite Embassy Suites in Flagstaff, Arizona; the 194-suite Doubletree Guest Suites in Columbus, Ohio; and the 137-suite Doubletree Guest Suites in Dayton, Ohio. Ashford has engaged Remington Lodging, an affiliate of Remington Hotel Corporation, to be the property manager.

Each of the properties will undergo a value-added renovation for a total expenditure of approximately $8.2 million. The Company expects to commence renovations prior to the end of the year with completion scheduled by the fourth quarter of 2004. The Syracuse and Phoenix properties will undergo a significant capital expenditure program with complete refurbishment of the guest rooms and the public areas. The remaining three hotels require less extensive renovation. The Company expects little if any impact to hotel guests due to the staging of the work.

Commenting on the announcement, Monty Bennett, President and CEO of Ashford Hospitality Trust, said, "This transaction is consistent with our diversified strategy at yields at the higher end of our range. Having nearly doubled the size of our portfolio with the completion of this transaction, we are now focused on improving the very attractive initial yield and value per key on this acquisition, which we expect to occur subsequent to the renovation work. We believe there will be upside from the capital expenditures that will eventually improve market share and top line performance and return these properties back to more efficient operating levels. We are very pleased with this transaction, which is representative of the attractive, strong-branded opportunities we see today in the market."



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Ashford Hospitality Trust is a self-administered real estate investment trust focused exclusively on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. The Company currently owns eleven hotel properties and through its management team has experience in sourcing, underwriting, operating, repositioning, developing, selling and financing a wide variety of lodging investments. Additional information can be found on the Company's web site at www.ahtreit.com.

Remington Hotel Corporation is a Dallas-based independent real estate investment and management company specializing in the hospitality industry. The company currently manages 33 hotels nationwide with more than 3,500 associates. Its properties include affiliations with such franchises as Hilton(R), Embassy Suites Hotels(R), Marriott(R), Sheraton(R), Radisson(R), Four Points(R), Crowne Plaza(R) and Holiday Inn(R), and have received many of the industry's top brand and trade publication awards.

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy; our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in Ashford's Registration Statement on Form S-11, as amended (File Number 333-105277), and from time to time, in Ashford's other filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.


                                      -END-


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